Exhibit 99.1
News Release

Contact:	Bob G. Alexander Grace Bricker
FOR IMMEDIATE RELEASE
(OTC BULLETIN BOARD: NEGI)
NATIONAL ENERGY GROUP, INC. ANNOUNCES CASH DIVIDEND TO BE PAID
ON FEBRUARY 15, 2007
DALLAS, TX — January 22, 2007 — National Energy Group, Inc. (“NEGI” or the “Company”) (OTC Bulletin Board: NEGI) announced today that that is has declared a one-time cash dividend on its outstanding common stock in the amount of $3.31 per share, or $37,041,051.50 in the aggregate, payable on February 15, 2007 to stockholders of record as of the close of business on February 1, 2007.
Forward Looking Statements
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission.
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